UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 20, 2019

Date of Report (Date of earliest event reported)

RAIT Financial Trust

(Exact name of Registrant as specified in its charter)

Commission File Number 1-14760

Maryland	23-2919819
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

(Zip Code)

(215) 207-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 20, 2019, RAIT Financial Trust (“RAIT”) received a notice of default (the “Notice”) relating to its 7.125% Senior Notes due 2019 (the “7.125% Notes”) and its 7.625% Senior Notes due 2024 (the “7.625% Notes”, and together with the 7.125% Notes, the “Notes”). The Notice was delivered to RAIT by Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to that certain Indenture, dated as of December 10, 2013, by and between RAIT and the Trustee (the “Indenture”), as subsequently modified by that certain Second Supplemental Indenture, dated as of April 14, 2014 (the “Second Supplemental Indenture”), and that certain Third Supplemental Indenture, dated as of August 14, 2014 (the “Third Supplemental Indenture”, and together with the Second Supplemental Indenture, the “Supplemental Indentures”, and the Supplemental Indentures, together with the Indenture, the “Indentures”). The Notice states that RAIT has defaulted under Section 4.02 of each of the Supplemental Indentures because RAIT failed to timely file with the Trustee the quarterly report for the fiscal quarter ended March 31, 2019 that RAIT is required to file with the Securities and Exchange Commission (“SEC”) pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, as required under the Indentures (the “Default”). The Notice demands that RAIT remedy the Default.

As previously reported on RAIT’s Notification of Late Filing on Form 12b-25, filed with the SEC on May 16, 2019, RAIT was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 by the prescribed due date without unreasonable effort or expense because RAIT requires additional time to complete the preparation of RAIT’s financial statements for the quarterly period ended March 31, 2019 to complete an evaluation of whether its investments in preferred equity interests should be accounted for as loans or as equity method investments. Furthermore, as previously reported, RAIT submitted a request for accounting guidance from the Office of the Chief Accountant of the SEC regarding the accounting treatment for its preferred equity interests on August 14, 2019. Upon receipt of the requested guidance, RAIT will determine the appropriate response consistent with such guidance.

Under the Supplemental Indentures, the Default will not become an Event of Default (as defined in the Supplemental Indentures) unless RAIT fails to remedy the Default within 60 days after the date on which notice was received. If such an Event of Default occurs, then in lieu of acceleration of the repayment obligation, RAIT may at its option elect to pay additional interest on the respective Note at an annual rate equal to 0.50% of the principal amount of the respective Note for up to one year after the occurrence of such Event of Default.

As of the date hereof, RAIT had (i) $65.4 million principal amount of 7.125% Notes outstanding, and (ii) $56.3 million principal amount of 7.625% Notes outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: August 26, 2019	By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Chief Executive Officer, President and General Counsel